Exhibit 4.3

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of March 19, 2004, by and among SEMCO Energy, Inc., a Michigan corporation ("Company"), and each of the purchasers set forth on the signature pages hereto (the "Buyers").

WHEREAS:

A.   The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

B.   The Company has authorized a new series of preference stock, designated as Series B Convertible Preference Stock (the "Series B Preference Stock"), having the rights, preferences and privileges set forth in a Certificate of Designation filed in the form of an Amendment to the Articles of Incorporation of the Company attached hereto as Exhibit "A" (the "Certificate of Designation");

C.   The Preference Shares (as defined below) are convertible into shares of common stock, $1.00 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designation;

D.   The Company has authorized the issuance to the Buyers of warrants, in the form attached hereto as Exhibit "B", to purchase Nine Hundred Five Thousand Five Hundred Sixty-Five (905,565) shares of Common Stock (the "Warrants");

E.   The Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, (i) an aggregate of Fifty Thousand (50,000) shares of Series B Preference Stock, of which 31,000 shares will be designated Tranche B-1 Preference Shares ("Tranche B-1 Preference Shares") and 19,000 shares will be designated Tranche B-2 Preference Shares ("Tranche B-2 Preference Shares") (such Tranche B-1 Preference Shares and Tranche B-2 Preference Shares, together with any Series B Preference Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, being hereinafter collectively referred to as the "Preference Shares") and (ii) Warrants to purchase Nine Hundred Five Thousand Five Hundred Sixty-Five (905,565) shares of Common Stock, for an aggregate purchase price of Fifty Million Dollars ($50,000,000);

F.   Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, the number of Preference Shares and number of Warrants as is set forth immediately below its name on the signature pages hereto;

G.   Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit "C" (the "Registration Rights Agreement" and together with this Agreement, the Certificate of Designation, the Shareholder Agreement (as defined herein) and the Warrants, the "Transaction Documents"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

NOW THEREFORE, the Company and each of the Buyers severally (and not jointly) hereby agree as follows:

1.   PURCHASE AND SALE OF PREFERENCE SHARES AND WARRANTS.

(a)   Purchase of Tranche B-1 Preference Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, on the First Closing Date (as defined below), the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such number of Tranche B-1 Preference Shares and number of Warrants for the aggregate purchase price as is set forth immediately below such Buyer's name on the signature pages hereto. The issuance, sale and purchase of the Tranche B-1 Preference Shares, and the Warrants shall take place at the closing (the "First Closing"). The Company shall issue an aggregate of (i) Thirty-One Thousand (31,000) Tranche B-1 Preference Shares and (ii) Warrants to purchase Nine Hundred Five Thousand Five Hundred Sixty-Five (905,565) shares of Common Stock, for an aggregate purchase price of Thirty-One Million Dollars ($31,000,000) (the "Tranche B-1 Purchase Price").

(b)   Purchase of Tranche B-2 Preference Shares. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, on the Second Closing Date (as defined below), the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such number of Tranche B-2 Preference Shares for the aggregate purchase price as is set forth immediately below such Buyer's name on the signature pages hereto. The issuance, sale and purchase of the Tranche B-2 Preference Shares shall take place at the closing (the "Second Closing"). The Company shall issue an aggregate of Nineteen Thousand (19,000) Tranche B-2 Preference Shares for an aggregate purchase price of Nineteen Million Dollars ($19,000,000) (the "Tranche B-2 Purchase Price").

(c)   Form of Payment. On the First Closing Date (as defined below), (i) each Buyer shall pay the purchase price for the Tranche B-1 Preference Shares and the Warrants to be issued and sold to it at the First Closing by wire transfer of immediately available funds to the Company in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing such number of Tranche B-1 Preference Shares and Warrants which such Buyer is purchasing and (ii) the Company shall deliver such certificates duly executed on behalf of the Company, to the Buyer, against delivery of such Tranche B-1 Purchase Price. On the Second Closing Date (as defined below), (i) each Buyer shall pay the purchase price for the Tranche B-2 Preference Shares to be issued and sold to it at the Second Closing by wire transfer of immediately available funds to the Company in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing such number of Tranche B-2 Preference Shares which such Buyer is purchasing and (ii) the Company shall deliver such certificates duly executed on behalf of the Company, to the Buyer, against delivery of such Tranche B-2 Purchase Price.

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(d)   Closing Dates. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Preference Shares and Warrants pursuant to this Agreement (the "Closing Date") shall be (i) in the case of the First Closing, 12:00 noon Eastern Standard Time on March 19, 2004, and (ii) in the case of the Second Closing, as soon as practicable (but no later than 12:00 noon Eastern Standard Time on the fifth (5th) Trading Day (as defined in the Certificate of Designation)) following the satisfaction (or waiver) of the conditions to the Second Closing set forth in Sections 6 and 7 below (but in no event later than the fifth (5th) Trading Day (as defined in the Certificate of Designation) following the satisfaction of the last condition set forth in Section 7(b)) or, in each case, such other mutually agreed upon time. Notwithstanding anything to the contrary contained herein, in the event the Second Closing does not occur prior to June 30, 2004, the Buyer, if it so elects, shall have no further obligations hereunder with respect to the Second Closing. Each Closing shall occur on the applicable Closing Date at the offices of Akerman Senterfitt, One Southeast Third Avenue, Miami, Florida 33131, or at such other location as may be agreed to by the parties.

2.   BUYERS' REPRESENTATIONS AND WARRANTIES. Each Buyer severally (and not jointly) represents and warrants to the Company solely as to such Buyer that:

(a)   Investment Purpose. As of the date hereof, the Buyer is purchasing the Preference Shares and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preference Shares (such shares of Common Stock being collectively referred to herein as the "Conversion Shares") and the Warrants and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants (the "Warrant Shares" and, collectively with the Preference Shares, Warrants and Conversion Shares, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(b)   Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor").

(c)   Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d)   Information. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.

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(e)   Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f)   Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized by the Buyer. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Registration Rights Agreement, such agreement will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms.

(g)   Residency. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

(h)   Brokers. The Buyer has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(i)   Public Utility Company Holding Act.

(i)   Neither the Buyer nor any Affiliate of Buyer, is, or by virtue of the purchase of the Securities will become, subject to regulation as (i) a holding company, (ii) a subsidiary company of a holding company, (iii) an Affiliate of a holding company or (iv) a public-utility company, in each case as such terms are defined in PUHCA. "Affiliate" shall have the meaning ascribed thereto in Section 2(a)(11)(A) of the PUHCA. "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.

(ii)   Neither the Company, nor any Affiliate of the Company, solely as a result of the purchase of the Securities, will become subject to, or not exempt from, regulation as (i) a holding company, (ii) a subsidiary company of a holding company, or (iii) an Affiliate of a holding company, in each case as such terms are defined in PUHCA.

(iii)   No actions, consents or approvals of, registrations of filings with, notices to, or other actions by, the SEC or any other governmental authority acting under PUHCA, is or will be required in connection with the purchase of the Securities, except those that already have been received.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that:

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(a)   Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial condition or prospects of the Company and its Subsidiaries, if any, (iii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or the ability of the Company to perform its obligation under this Agreement, the Registration Rights Agreement, the Certificate of Designation or the Warrants. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest and which would be a Significant Subsidiary of the Company as defined under Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act.

(b)   Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to file and perform its obligations under the Certificate of Designation and to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company, the filing of the Certificate of Designation and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preference Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of or otherwise pursuant to the Preference Shares and the Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required (other than the Shareholder Approval (as defined in Section 4(n)), (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants and upon execution and filing of the Certificate of Designation, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

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(c)   Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock of which 28,168,791 shares are issued and outstanding. Schedule 3(c) lists the shares of Common Stock reserved for issuances and 7,000,000 shares are reserved for issuance upon conversion of the Preference Shares and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below); and (ii) 3,000,000 shares of Preference stock, 2,000,000 of which are designated as Series A Preference Stock of which none are issued and outstanding and 70,000 of which are designated as Series B Preference Stock of which none are outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Preference Shares, the Warrants, the Conversion Shares or Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Restated Articles of Incorporation as in effect on the date hereof ("Articles of Incorporation") certified by the appropriate office of the State of Michigan, the Company's Bylaws, as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

(d)   Issuance of Shares. The Preference Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, when issued upon conversion of or otherwise pursuant to the Preference Shares and upon exercise of or otherwise pursuant to the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

(e)   Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Securities. The Company further acknowledges that its obligation to issue the Securities in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(f)   Series of Preference Stock. The terms, designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of each series of preference stock of the Company (other than the Preference Shares) are as stated in the Articles of Incorporation, filed on or prior to the date hereof, and the Bylaws. The terms, designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of the Preference Shares are as stated in the Certificate of Designation.

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(g)   No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of Designation and the issuance and reservation for issuance, as applicable, of the Preference Shares, Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or Bylaws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, Bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as disclosed in Schedule 3(g), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentences have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the New York Stock Exchange ("NYSE") and, does not reasonably anticipate that the Common Stock will be delisted by the NYSE in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

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(h)   SEC Documents; Financial Statements. Since December 31, 2000, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, retained earnings and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2003 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The books and records of the Company fully and fairly reflect all transactions, properties, assets and liabilities of the Company. There are no extraordinary or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any revaluation increasing or decreasing the book value of any assets, except as specifically disclosed in the notes thereto other than changes that have been disclosed in the SEC Documents. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

(i)   Absence of Certain Changes. Since December 31, 2003, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries (other than changes which have been disclosed in the SEC Documents filed since such date).

(j)   Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could, either individually or in the aggregate, have a Material Adverse Effect. Schedule 3(j) contains a complete list and summary description of any pending or threatened (actually known) proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect, involving claims, penalties or other liabilities in excess of $100,000 (the "Litigation Threshold"); provided, however, that any matters that would otherwise be required to be disclosed on Schedule 3(j) but for the Litigation Threshold do not in the aggregate involve claims, penalties or other liabilities in excess of $500,000. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

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(k)   Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

(l)   No Materially Adverse Restrictions, Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect. The Purchase and Sale Agreement between Atlas Pipeline Partners L.P. ("Atlas") and the Company, dated September 16, 2003, is in full force and effect, has not been modified or amended and neither the Company nor, to the knowledge of the Company, Atlas, is in default or breach of such contract.

(m)   Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3(m), none of the Company's tax returns is presently being audited by any taxing authority.

(n)   Certain Transactions. Except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director has a substantial interest or is an officer, director, trustee or partner. Except as set forth on Schedule 3(n), the Company is not presently a party to any transaction with any employee of the Company or any Affiliate of an employee of the Company with a value in excess of $100,000 per calendar year (other than compensation solely related to employment with the Company).

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(o)   Disclosure. The Company understands and confirms that the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement (including the Schedules to this Agreement) and provided to the Buyer in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading (other than any information the Buyer has refused to accept). No event or circumstance has occurred or exists, nor is the Company in possession of any information, with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under applicable law, rule or regulation, requires public disclosure or announcement by the Company (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act). The Company has disclosed to the Buyers all information of which the Company has knowledge that could have a Material Adverse Effect on the Company or the Securities. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

(p)   Acknowledgment Regarding Buyers' Purchase of Securities. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers' purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and the Company's representatives.

(q)   No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any Shareholder Approval provisions applicable to the Company or its securities.

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(r)   No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Credit Suisse First Boston, whose commissions and fees will be paid for by the Company.

(s)   Permits; Approvals; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2003, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

(t)   Environmental Matters.

(i)   Except as set forth on Schedule 3(t), the Company (as defined in clause (vi) below) is and has at all times been in full compliance with all Environmental Laws (as defined in clause (vi) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (vi) below) and Handling (as defined in clause (vi) below) of Hazardous Substances (as defined in clause (vi) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (vi) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances; and (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

(ii)   Except as set forth on Schedule 3(t), there are no (and, to the Company's knowledge, there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively, "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively, "Proceedings") pending or threatened against or involving the Company, or its business, operations, properties, or assets, with respect to any Environmental Laws or Licenses issued to the Company thereunder in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operation of its business, which have not been resolved or which would impose any obligation, burden or continuing liability on the Company in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on the Company, including, without limitation: (a) Notices or Proceedings related to the Company being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (b) Notices or Proceedings in connection with any federal or state environmental cleanup site, or in connection with any real property or premises where Hazardous Substance attributable to the Company have been has transported, transferred or disposed; (c) Notices or Proceedings relating to the Company being responsible to undertake any response, removal or remedial actions or clean-up of any kind; or (d) Notices or Proceedings related to the Company being liable for personal injury, property damage, natural resource damage, or clean up obligations as a result of the Discharge or Handling of Hazardous Substances.

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(iii)   Except as set forth on Schedule 3(t), the Company has not Handled or Discharged, nor has it allowed or arranged for any third party to Handle or Discharge Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any real property currently or previously owned or operated by the Company; or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent, or (y) the United States Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified the Company that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. Except as set forth on Schedule 3(t), there has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently or previously owned or operated by the Company in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

(iv)   Schedule 3(t) identifies the locations to which the Company has ever transferred, transported, hauled, moved, or disposed of Hazardous Substances and the types and volumes or quantities of Hazardous Substances transferred, transported, hauled, moved, or disposed of to each such location.

(v)   Except as set forth on Schedule 3(t), the Company does not use, nor has it used, any Aboveground Storage Tanks (as defined in clause (f) below) or Underground Storage Tanks (as defined in clause (f) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or operated by the Company that are required to be registered under applicable Environmental Laws. Any Aboveground Storage Tanks or Underground Storage Tanks currently satisfy all published regulatory standards, including 40 C.F.R. Part 280, et seq.

(vi)   For purposes of this Section 3(t), the following terms shall have the meanings ascribed to them below:

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"Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing aboveground storage tanks.

"Company" means the Company and any Affiliates.

"Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air.

"Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. §9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq. (the "Hazardous Materials Transportation Act"); the Clean Water Act, as amended, 33 U.S.C. §1311, et seq. (the "Clean Water Act"); the Clean Air Act, as amended (42 U.S.C. §7401-7642) (the "Clean Air Act"); the Toxic Substances Control Act, as amended, 15 U.S.C. §2601 et seq. (the "Toxic Substances Control Act"); the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. §136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. §11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §651, et seq. ("OSHA").

"Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances.

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"Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

"Licenses" means all licenses, certificates, permits, approvals and registrations.

"Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing underground storage tanks.

(u)   Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

(v)   Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Except as set forth on Schedule 3(v), the amounts of such insurance are deemed adequate by the Company to cover existing or contingent liabilities (including existing or threatened (actually known) litigation). Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(w)   Internal Accounting Controls.

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(i)   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14(c) under the 1934 Act, "Disclosure Controls"); and such Disclosure Controls are (i) designed to ensure that material information relating to the Company, including its Subsidiaries, is properly recorded, processed, summarized and communicated to the Company's senior management, including its principal executive officer and its principal financial officer, by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) evaluated by the Company's senior management on a quarterly basis and (iii) to the best knowledge of the Company, effective in all material respects to perform the functions for which they were established.

(ii)   The Company has devised and maintains in effect a system of internal accounting controls ("Accounting Controls"); and such Accounting Controls are (i) designed to provide reasonable assurances that transactions involving the Company and its subsidiaries are properly authorized, that the assets of the Company and its subsidiaries are safeguarded against unauthorized or improper use, and that such transactions are properly recorded and reported to permit preparation of the Company's consolidated financial statements in conformity with GAAP, all as contemplated in Section 13(b)(2)(B) of the 1934 Act and (ii) to the best knowledge of the Company, effective in all material respects to perform the functions for which they were designed.

(iii)   Based on the most recent evaluation of the Company's internal controls, all significant deficiencies in the design or operation of the internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data required to be disclosed by the Company in its 1934 Act reports within the time periods specified in the 1934 Act Regulations, any material weaknesses in such internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in such internal controls have been identified and reported to the Company's auditors and the audit committee of the board of directors; and all such deficiencies and weaknesses, if any, have been rectified.

(x)   Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(y)   Solvency. The sum of the assets of the Company, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities. The Company has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted. The Company has not incurred debt, and does not intend to incur debt, beyond its ability to pay such debt as it matures. For purposes of this paragraph, "debt" means any liability on a claim, and "claim" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities are computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

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(z)   No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement and the Certificate of Designation will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

(aa)   Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Buyers’ ownership of the Securities. The board of directors of the Company has passed a resolution that has exempted any transaction with the Buyer or its affiliates (as defined in Section 450.1776 of the Michigan Business Corporation Act, as amended ("MBCA")) from the requirements of Section 450.1780 of the MBCA.

(bb)   Independent Accountants. The accountants who certified the financial statements in the SEC Documents (i) are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act and (ii) do not provide to the Company or its subsidiaries any non-audit services which are prohibited by Section 10A(g) or (h) of the 1934 Act.

(cc)   Regulation as a Utility. Neither the Company nor any of its Subsidiaries is (a) a "holding company" or (b) a "subsidiary company" or an "affiliate" of a "public-utility company" or a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"). Although the Company is a "public-utility company" within the meaning of PUHCA, it is not an "affiliate" of a "public-utility company" within the meaning of PUHCA. Neither the Company nor its Subsidiaries has engaged in any activities that would change the Company's or the Subsidiaries' status for purposes of PUHCA, including any action that would cause the prior approval of the SEC under PUHCA to be required for the consummation of the transactions proposed by this Agreement.

(dd)   Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

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(ee)   EnStructure Liabilities. Except as set forth on Schedule 3(ee), the Company is not liable or otherwise responsible for the liabilities or obligations of EnStructure Corporation and its subsidiaries.

(ff)   Regulatory Approvals. Except as set forth on Schedule 3(ff) or as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party (including, but not limited to, any approval from a state or local regulatory agency required for a "change of control" or "the acquisition of any controlling interest" in a corporation of the Company under the rules or regulations of such agency due to the transactions contemplated by this Agreement) in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Preference Shares and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of or otherwise pursuant to the Preference Shares and the Warrant Shares upon exercise of or otherwise pursuant to the Warrants.

(gg)   Regulation and Service Areas. The Company currently distributes natural gas to the service areas set forth on Schedule 3 (gg)(i). The Company has received all necessary regulatory approvals to conduct its operations in such services areas and all of such approvals are set forth on Schedule 3(gg)(ii), including any approvals or orders for rate determinations or authorizations. The Company presently knows of no reason why environmental liabilities of the Company could not be recovered through a Commission Order, subject to prudency related to the Company's actions.

4.   COVENANTS.

(a)   Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

(b)   Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at each Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of Michigan (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to each Closing Date, if any.

(c)   Reporting Status; Eligibility to Use Form S-3; Press Release. The Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all necessary action to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3. The Company shall issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event later than two (2) Trading Days (as defined in the Certificate of Designation) following the Closing Date, and shall file with the SEC all required reports and exhibits.

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(d)   Use of Proceeds. The Company shall use the proceeds from the sale of the Preference Shares to pay fees incurred in such sales and to pay-down indebtedness and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

(e)   Pre-emptive Rights. Except as otherwise expressly provided herein and except for the issuance of Common Stock for the purposes set forth on Schedule 3(c), the Company hereby agrees that it shall not offer, sell or exchange any of its equity securities (or securities which could be converted into equity securities) unless the Company shall have first complied with the terms of this Section 4(e); provided, however, that the Buyer shall not have any rights pursuant to this Section 4(e) with respect to any (i) issuances of securities in a underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the Securities Act); (ii) issuances of securities as consideration for a merger, consolidation or purchase of substantially all of the assets of another corporation, (iii) grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by holders of a majority of the shares of the Company or a majority of the members of a committee of independent directors established for such purpose; and (iv) sales of Common Stock (or securities convertible into Common Stock) in an aggregate amount not exceeding 1,408,440 shares (subject to adjustment for stock splits, stock dividends, stock combination and similar transactions). Except as otherwise expressly provided herein, if the Company desires to offer, sell or exchange any of its equity securities (or securities which could be converted into equity securities), it shall first deliver notice to each Buyer stating (i) its bona fide intention to do so, (ii) the number and type of such securities to be offered (the "Offered Securities"), and (iii) the price and terms upon which it proposes to offer such securities. By written notification received by the Company, within 10 days after receipt of such notice, each Buyer may elect to purchase from the Company that proportion of each class, series and type of such securities referenced in such notice so that it would maintain its current pro rata ownership of the Company on a fully-diluted basis if all such securities were sold, all on the purchase price and on the terms specified in such notice. The Company shall be free at such time prior to ninety (90) days after the date of its notice of offer to the Buyer to offer and sell to any such third party or parties the Offered Securities not agreed by the Buyer to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Buyer. However, if such third party sale or sales are not consummated within such ninety (90) day period or if there is any material change in the principal terms of the offer including, without limitation, any change in the price, the Company shall not sell such Offered Securities as shall not have been purchased within such period without again complying with this Section 4(e).

(f)   Expenses. Upon the sale of the Tranche B-1 Preference Shares and the Warrants to the Buyer(s), Company shall pay an aggregate fee of (the "Transaction Fee") Two Hundred Fifty Thousand Dollars ($250,000). In addition to the Transaction Fee, the Company agrees to pay all legal fees of the Buyers' Alaska legal counsel as set forth on Schedule 4(f).

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(g)   Financial Information. The Company agrees to send the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders.

(h)   Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preference Shares and issuance of the Conversion Shares in connection with the conversion of Preference Shares (based on the Conversion Price (as defined in the Certificate of Designation) in effect from time to time) and as otherwise required by the Certificate of Designation and the full exercise of the Warrants and issuance of the Warrant Shares in connection therewith (based on the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of or otherwise pursuant to the Preference Shares and upon exercise of or otherwise pursuant to the Warrants without the consent of each Buyer. Prior to Shareholder Approval (as defined below), the Company shall at all times reserve a minimum of 7,000,000 shares of its authorized but unissued Common Stock for issuance upon the conversion of the Preference Shares and exercise of the Warrants. After the Shareholder Approval, the Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than one and one-half (1 1/2) times the number that is then actually issuable upon full conversion of the Preference Shares (based on the Conversion Price (as defined in the Certificate of Designation) in effect from time to time) and full exercise of the Warrants (based on the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued and issuable upon conversion of or otherwise pursuant to the Preference Shares (based on the Conversion Price (as defined in the Certificate of Designation) in effect from time to time) and the aggregate number of Warrant Shares issued and issuable upon exercise of or otherwise pursuant to the Warrants (based on the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, and using its best efforts to obtain Shareholder Approval of an increase in such authorized number of shares.

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(i)   Listing. The Company shall promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer (including any permitted assignee under Section 8(g) hereof) owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of or otherwise pursuant to the Preference Shares or exercise of or otherwise pursuant to the Warrants. The Company will obtain and, so long as any Buyer (including any permitted assignee under Section 8(g) hereof) owns any of the Securities, maintain the listing and trading of its Common Stock on the NYSE, the Nasdaq National Market ("Nasdaq"), the American Stock Exchange (the "AMEX") or the Nasdaq SmallCap Market ("Nasdaq SmallCap") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from the NYSE and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

(j)   Corporate Existence. So long as a Buyer (including any permitted assignee under Section 8(g) hereof) beneficially owns any Preference Shares or Warrants, the Company shall maintain its corporate existence and shall not merge, consolidate or sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the successor or acquiring entity and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Preference Shares shall become convertible pursuant to Section 7(h) of the Certificate of Designation, in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith (including the Certificate of Designation and the Warrants).

(k)   No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any Shareholder Approval provision applicable to the Company or its securities.

(l)   Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Buyer (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 5(b) of this Agreement; provided that a Buyer and its pledgee shall be required to comply with the provisions of Section 5(b) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. At the Buyers expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

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(m)   Board of Directors. After Closing, Buyers shall provide the Company with the names of two representatives which the Company agrees it will promptly appoint to its board of directors after approval by the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors of such representatives, based solely on the personal qualifications criteria previously determined by the Committee for Board membership, which approval shall not be unreasonably withheld. The Company agrees that in no instance shall less than twenty-two percent (22%) of the members of the Company's board of directors be representatives nominated by the Buyers except (i) if the Buyers shall otherwise elect or (ii) if Buyers (including any Person (who shall be reasonably acceptable to Company) (a "Transferee" and together with the Buyers, the "Nominating Group") who has been transferred Securities (including any Dividends issued pursuant to the Preference Shares) in excess of five percent (5%) of the Company's issued and outstanding Common Stock) shall cease to be deemed to beneficially own (as determined in accordance with the 1934 Act) in the aggregate at least ten percent (10%) of the Company's issued and outstanding Common Stock (the "Board Decrease Threshold"). If the Nominating Group shall be deemed to beneficially own less than the Board Decrease Threshold, the Nominating Group will only be permitted to appoint one director to the Board pursuant to this Section 4(m) (and, in any event, no less than 11% of the existing Board seats). If the Nominating Group shall be deemed to beneficially own in the aggregate less than five percent (5%) of the Company's issued and outstanding Common Stock, the Nominating Group shall cease to have any right to representation on the Board of Directors pursuant to this Section 4(m). The Company agrees to use best efforts to obtain shareholder approval to amend its Bylaws to decrease the size of its board of directors in accordance with the plan attached as Exhibit "D" hereof. The Company agrees to continue to maintain directors and officers insurance for all of its directors either (i) comparable to such insurance maintained by similarly situated companies in its industry or (ii) comparable to publicly held corporations with market capitalizations similar to the market capitalization of the Company.

(n)   Shareholder Approval. The Company shall hold an annual or special meeting of its shareholders (the "Shareholders' Meeting") no later than June 1, 2004 and will use all best efforts to obtain at such meeting such approvals of the Company's shareholders as may be required to issue all of the Tranche B-2 Preference Shares in accordance with applicable law and the rules and regulations of the NYSE (including Section 312.03 of the NYSE Listed Company Manual) (the "Shareholder Approval"). The Company shall comply with the filing and disclosure requirements of Section 14 under the 1934 Act, and the rules and regulations thereunder, in connection with the solicitation, acquisition and the disclosure of the Shareholder Approval. The Company represents and warrants that its Board of Directors has approved, and will recommend that the Company's shareholders approve, the proposal contemplated by this Section 4(n) and shall so indicate such recommendation in the proxy statement used to solicit the Shareholder Approval. The Company shall use its best efforts to cause its officers and directors to vote in favor of the proposals contemplated by this Section 4(n).

(o)   Trading Limitations. Each Buyer agrees that neither it nor any of its affiliates shall directly or indirectly engage in any short sales of the Common Stock (including through derivative transactions) prior to the Closing Date.

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(p)   Drag Along. Subject to Section 4(j) hereof, if at any time the Company enters into an agreement with an Independent Third Party pursuant to which such party will purchase (in a bona fide arm's length sale) substantially all of the shares of capital stock of the Company outstanding prior to the First Closing Date, the Company shall have the right to require the Buyers, to sell all of the Conversion Shares held by the Buyer (if the conversion of such securities is permitted by applicable law and the existing agreements between the Company and the Buyer), to such Independent Third Party for the same consideration as proposed to be paid to the Company or other shareholders of the Company who are a party to such agreement and at the same price and on the same terms and conditions as apply to such other shares of stock of the Company being purchased by the Independent Third Party following notice provided to the Buyer, in writing at least 20 days prior to the date set for consummation of such sale. Such notice shall contain the price and other material terms of the proposed sale and the proposed date of the closing. "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of five percent (5%) of the common stock of the Company on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons, a corporation owned solely by such 5% Owner and/or such other persons or a partnership whose partners include only such 5% Owner and/or such other persons.

(q)   Tag Along Rights. The Company will not enter into an agreement with an Independent Third Party pursuant to which such party will purchase substantially all the Company's capital stock outstanding prior to the First Closing Date (a "Control Purchase") unless the Company shall both (i) immediately advise Buyer in writing of the existence and terms of said offer and (ii) make a condition of such Control Purchase that Buyer shall have the option, exercisable for a period of fourteen (14) days from receipt of the notice, to sell all of its shares of Company capital stock to the offeror at the same time, upon the same terms and conditions as the Company or other shareholders of the Company who are a party to such agreement.

(r)   Environmental Liabilities. If the Company incurs cumulative Environmental Net Liabilities in excess of $5 million prior to sale by K-1 GHM, LLLP or its Affiliates of ninety percent (90%) of all Securities purchased pursuant to this Agreement to non-Affiliate third parties, the Company agrees its Payout Ratio (unless waived in writing by K-1 GHM, LLLP) thereafter shall not exceed 1.00 on a trailing twelve month basis and for each subsequent quarter on the same basis. "Environmental Net Liabilities" shall mean all environmental liabilities incurred (and as reflected on the Company's most recent quarterly balance sheet) by the Company or its Subsidiaries, excluding any such environmental liability that (i) is in the Company's good faith and reasonable business judgment subject to indemnification by a bona fide, financially able third party to whom a claim for indemnification has been made and (A) not rejected, (B) otherwise disputed within one hundred twenty days of the Company making such claim or (C) not judicially dismissed or otherwise extinguished, (ii) is in the Company's good faith and reasonable business judgment covered under a Company insurance policy (including any third party insurance policy that would inure to the benefit of Company); provided that the Company has made a claim for insurance coverage and such claim (A) has not been rejected, (B) otherwise disputed within one hundred twenty days of the Company making such claim otherwise disputed within one hundred twenty days of the Company making such claim or (C) has not been judicially dismissed or otherwise extinguished, or (iii) is a non-cash accounting liability that is offset by a corresponding "deferred regulatory asset" on the Company's balance sheet (to the extent that any such non-cash liability is only partially offset by a such "deferred regulatory asset", then only the non-offset portion shall qualify for the purposes hereof as an Environmental Net Liability). "Payout Ratio" shall mean the Company's declared common stock dividend divided by the Company's net income (as such term is used in the Financial Statements) plus non-cash and non-recurring expenses (other than expenses for Environmental Net Liabilities).

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(s)   Public Utility Company Holding Act. (i) The Buyer shall not take any action that will cause the Company, or any Affiliate of the Company, to become subject to, or not exempt from, regulation as (A) a "holding company, " (B) a "subsidiary company" of a "holding company", or (C) an "Affiliate" of a "holding company", in each case as such terms are defined in PUHCA.

(ii) The Company shall not take any action that will cause any Buyer, or any Affiliate of any Buyer, to become subject to, or not exempt from, regulation as (i) a "holding company", (ii) a "subsidiary company" of a "holding company," or (iii) an "Affiliate" of a "holding company," in each case as such terms are defined in PUHCA.

(t)   Regulatory Review. If the Company is seeking a Regulatory Approval (as defined in Section 11(a) of the Certificate of Designation), it agrees it shall provide the Buyer a reasonable period of time to review and approve any documents, letter, filings or other Communications with the Regulatory Commission of Alaska (the Commission") prior to submission to such Commission. The Buyers agree to fully cooperate with the Company and the Commission in the Company's attempts to seek any Regulatory Approval.

5.   TRANSFER OF SECURITIES.

(a)   Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preference Shares or exercise of the Warrants in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 5(c) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 5(b) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 5(c) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If a Buyer provides the Company with (i) an opinion of counsel, in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such Buyer.

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(b)   Transfer or Re-sale. Each Buyer agrees, and the Company acknowledges, that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 5(b) and who is an Accredited Investor or (d) the Securities are sold pursuant to Rule 144; and (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, in accordance with Section 4(l), the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. Any transfer or purported transfer of the Securities in violation of this Section 5(b) shall be voidable by the Company. The Company shall not register the transfer of any Securities in violation of this Section 5(b). The Company may, and may instruct any transfer agent of the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with this Section 5(b).

(c)   Legends. The Buyer and the Company agree that the Warrants and, until such time as the Purchased Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Shares and Warrant Shares, will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably satisfactory to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

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The Buyers and the Company agree that the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, only if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold as (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably satisfactory to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Each Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Preference Shares and Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date in respect of such applicable Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a)   With respect to the First Closing and Second Closing:

(i)   The applicable Buyer shall have executed this Agreement, the Registration Rights Agreement and the Shareholder Agreement in the form attached hereto as Exhibit "E" (the "Shareholder Agreement"), and delivered the same to the Company.

(ii)   The applicable Buyer shall have delivered the Tranche B-1 Purchase Price in accordance with Section 1(c) above.

(iii)   The Certificate of Designation shall have been accepted for filing with the State of Michigan.

(iv)   The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the First Closing Date.

(v)    No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

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(b)   With respect to the Second Closing date:

(i)   The applicable Buyer shall have delivered the Tranche B-2 Purchase Price in accordance with Section 1(c) above.

(ii)   The Buyer is in material compliance with the terms and conditions of this Agreement and the Registration Rights Agreement.

7.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Preference Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date in respect of such applicable closing, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

(a)   With respect to the First Closing and Second Closing:

(i)   The Company shall have executed this Agreement, the Shareholder Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

(ii)   The Company shall have delivered to such Buyer duly executed certificates (in such denominations as the Buyer shall request) representing the Tranche B-1 Preference Shares and Warrants in accordance with Section 1(c) above.

(iii)   The Certificate of Designation shall have been accepted for filing with an authorized representative of the State of Michigan, and a copy thereof certified by an authorized representative of the State of Michigan shall have been delivered to such Buyer.

(iv)   The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to a majority-in-interest of the Buyers, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

(v)   The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief financial officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Articles of Incorporation, Bylaws and Board of Directors' resolutions relating to the transactions contemplated hereby.

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(vi)   No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(vii)   Trading in the Common Stock on the NYSE shall not have been suspended by the SEC or the NYSE.

(viii)   The Buyer shall have received opinions of the Company's outside counsel and general counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in the form attached hereto as Exhibit "F".

(ix)   The Buyer shall have received an officer's certificate described in Section 3(c) above, dated as of the Closing Date.

(x)   No material adverse change in the business, operations, assets, financial condition, results of operations, properties or prospects of the Company and its Subsidiaries, if any, taken as a whole shall have occurred from the date of this Agreement to the Closing Date.

(xi)   The board of directors of k1 Ventures Limited shall have authorized and approved all of the transactions contemplated by the Transaction Documents.

(b)   With respect to the Second Closing:

(i)   The Company shall have obtained Shareholder Approval.

(ii)   No default under the Certificate of Designation shall have occurred and been continuing.

(iii)   The Company is in material compliance with the terms and conditions of the Transaction Documents.

(iv)   The Company shall have delivered to such Buyer duly executed certificates (in such denominations as the Buyer shall request) representing the Tranche B-2 Preference Shares in accordance with Section 1(c) above.

8.   INDEMNIFICATION

(a)    General Indemnity. The Company agrees to indemnify and hold harmless the Buyers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Buyers as a result of (i) any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Confidential Private Placement Memorandum attached hereto as Exhibit "G". Each Buyer severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Buyer herein. The maximum aggregate liability of each Buyer pursuant to its indemnification obligations under this Section 8 shall not exceed the portion of the Purchase Price paid by such Buyer hereunder.

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(b)    Indemnification Procedure. Any party entitled to indemnification under this Section 8 (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Section 8 to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

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9.   GOVERNING LAW; MISCELLANEOUS.

(a)   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to agreements made and to be performed in the State of Michigan (without regard to principles of conflict of laws). Both parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Michigan with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(b)   Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c)   Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)   Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e)   Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

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(f)   Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:
SEMCO Energy, Inc.
28470 13 Mile Road
Suite 300
Farmington Hills, Michigan 48334
Attention: Chief Financial Officer
Facsimile: (248) 702-6300

With copy to:
Verne C. Hampton, II
Dickinson Wright PLLC
500 Woodward Avenue, Suite 4000
Detroit, Michigan  48226
Facsimile:  (313) 223-3598

If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

With copy to both:
K-1 USA Ventures, Inc.
2601 S. Bayshore Dr.
Suite 1775
Coconut Grove, FL 33133
Attention: Sherry A. Stanley
Facsimile: 305-858-2334
Martin T. Schrier, Esq.
Akerman Senterfitt
One Southeast Third Avenue, 28th Floor
Miami, Florida 33131-1714
Facsimile: (305) 374-5095
Each party shall provide notice to the other party of any change in address.

(g)   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 5, any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

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(h)   Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)   Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5, 8 and 9 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers. The Company agrees to indemnify and hold harmless each of the Buyers and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.

(j)   Publicity. The Company and each of the Buyers shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, NASD or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the Buyers, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release or public filing prior to its release or public filing and shall be provided with a copy thereof and be given an opportunity to comment thereon). In addition, the Company agrees that it will not disclose, and will not include in any public filing or other announcement, the name of any Buyer, unless expressly agreed to in writing by such Buyer or unless and until such disclosure is, in the reasonable opinion of counsel to the Company, required by law or applicable regulation, and then only to the extent of such requirement.

(k)   Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)   No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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(m)   Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that each Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

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{M2070237;11}
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IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.

SEMCO Energy, Inc.

By: John E. Schneider
John E. Schneider
Senior Vice President and Chief Financial Officer

K-1 GHM, LLLP

By:   K-1 Ventures Michigan, Inc.
its general partner

By: Jeffrey A. Safchik
Jeffrey A. Safchik
Chief Financial Officer

RESIDENCE: Delaware

ADDRESS:
c/o K-1 USA Ventures, Inc.
2601 S. Bayshore Dr.
Suite 1775
Coconut Grove, FL 33133
Attention: Jeffrey A. Safchik
Facsimile: (305) 858-2334

AGGREGATE PURCHASE AMOUNT: $50,000,000